Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Intchains Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share, represented by ADSs(1)(2)	457(a)	8,222,500	US$4.5	US$37,001,250	0.0000927	US$3,430.02
	Equity	Underwriter’s Warrants	457(g)	—	—	—	—	—
	Equity	Class A ordinary shares, par value US$0.0001 per share, represented by ADSs underlying Underwriter’s Warrants(3)	457(g)	246,675	US$5.625	US$1,387,546.88	0.0000927	US$128.63

Fees Previously Paid								US$2,317.50

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					US$38,388,796.88		US$3,558.65

	Total Fees Previously Paid							US$2,317.50

	Net Fee Due							US$1,241.15

(1)

American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (File No. 333-267154). Each ADS represents two Class A ordinary shares.

Includes (a) Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and (b) Class A ordinary shares represented by represented by ADSs that may be purchased by the underwriter(s) pursuant to an over-allotment option to purchase additional ADSs. The Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(2)

Including 7,150,000 Class A ordinary shares to be sold in this offering and up to 1,072,500 Class A ordinary shares that may be purchased by the underwriter(s) pursuant to their option to purchase additional shares. Such amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act and reflects the maximum offering price of securities registered hereunder.

(3)

The Registrant has agreed to issue, upon closing of this offering, to the underwriter (or its permitted assignees) warrants to purchase a number of ADSs equal to an aggregate of 3% of the total number of ADSs sold in the offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will have an exercise price equal to 125% of the offering price of the ADSs sold in this offering and may be exercised on a cashless basis. The Underwriter’s Warrants are exercisable commencing six months after the effective date of the registration statement related to this offering, and will expire 18 months after the effective date of such registration statement. See “Underwriting” beginning on page 157.